THE SHARES OF COMMON STOCK (THE "COMMON SHARES") OFFERED HEREIN
     ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY.

                 SECURITIES PURCHASE AGREEMENT

                UNIVIEW TECHNOLOGIES CORPORATION
                Private Offering of Common Stock

     In connection with the offer (the "Offering") and proposed issuance of 333,331 common shares, $0.10 par value per share ("Common Shares"), of uniView Technologies Corporation, 10911 Petal Street, Dallas, Texas 75238 (the "Company") for a total investment in the Company of $500,000, the undersigned prospective investor(s) (the "Investor") and the Company hereby agree as follows:

1. Subscription. The Investor hereby subscribes for the purchase of the Common Shares and agrees to purchase the aggregate number of Common Shares set forth on the signature line of this Agreement.
     The Company, in its sole discretion and for any reason, may accept or reject this purchase in whole or in part at any time prior to its execution hereof (the "Closing Date").

2. Restricted Shares. Investor recognizes that the Common Shares, when issued, will not have been registered for public sale under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state and that the share certificate will bear a "Restricted Stock" legend as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT, OR (2) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

3.   Registration Rights.     (a)  Piggyback Registration.  If, at any
     time during the six (6) month period following the Closing Date, the Company shall file a registration statement with the SEC, the Company shall give Investor prior notice of the filing of such registration statement. If requested by Investor in writing within five (5) business days after receipt of any such notice, the Company shall register all or, at each Investor's option, any portion of the Common Shares, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Common Shares through the facilities of the Nasdaq Stock Market, and will use its best reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the Company believes in good faith that the distribution of all or a portion of the Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account or pursuant to previous commitments made to other investors, then Investor shall delay the offering and sale of the Shares (or the portions thereof so designated) for such period.

     (b) Demand Registration. If, at any time after the six (6) month period following the Closing Date, the Company shall receive a written request from each Investor to register the sale of all or part of such Common Shares, the Company shall, as promptly as practicable prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Common Shares through the facilities of the Nasdaq Stock Market, and will use its best reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. The registration statement filed by the Company pursuant to this section may include securities sold by the Company or on behalf of persons other than Investor.

4.   Payment of Purchase Price.    The Investor shall pay for the Common
     Shares by a mutually agreed method of funding to the Company after closing on the Softgen transaction, which is expected to be on or before November 4, 1999, or as may be otherwise mutually agreed by the parties (the "Closing Date.")

     The parties hereby agree that, upon clearance of the funds for payment of the purchase price, the Company shall cause Common Share certificate(s) to be issued in the Investor's name and delivered to Investor.

5.   Company's Conditions.    The Company's obligation to issue and sell
     the Common Shares shall be subject to the satisfaction (or waiver by it) of the following conditions precedent:

     (a)  Performance.   The Investor shall have tendered payment for the
     Common Shares.

     (b)  Representations.    Each representation and warranty made by
     the Investor in this agreement shall be true and correct in all material respects as though made on and as of the Closing Date.

     (c) Legality. No change shall have occurred in any law, rule or regulation that would prohibit the consummation of any transaction contemplated hereby.

     (d)  Litigation.    No action, proceeding or investigation shall
     have been commenced or threatened, nor shall any other judgment or decree have been issued or be proposed to be issued by any court, agency or authority to set aside, restrain, enjoin or prevent the consummation of any transaction contemplated hereby.

6.   Representations and Warranties.    The Investor makes the
     representations, declarations and warranties set forth in this Section with the intent that the same may be relied upon in determining the Investor's suitability as a purchaser of the Common Shares. If the Investor includes or consists of more than one person or entity, the obligations of the Investor shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person or entity and their respective legal representatives, heirs, executors, administrators, successors and assigns.

     (a)  No Regulatory Review.    The Investor is aware that this is a
     limited private offering and that no federal, state or other agency has made any finding or determination as to the fairness of the investment nor made any recommendation or endorsement of the Common Shares.

     (b)  Ability to Evaluate.     The Investor, by reason of the
     Investor's knowledge and experience in financial and business matters, is capable of evaluating the risks and merits of an investment in the Common Shares.

     (c) Investment Intent. The Investor acknowledges that the purchase of the Common Shares hereunder is being made for the Investor's own account, or investment purposes only and not with the present intention of distributing or reselling the Common Shares in whole or in part. The Investor further understands that the Common Shares are not being sold to the Investor in a transaction registered under the Securities Act of 1933, as amended (the "Act"), or any other state securities laws. As a result, the Investor understands that there will be restrictions on the transfer and sale of the Common Shares. The Investor further understands that the Company has agreed to file a Registration Statement with the SEC with respect to the Common Shares at the earliest practicable time. The Investor hereby agrees not to sell or otherwise transfer the Common Shares until the Investor has received notice from the Company that the Registration Statement has been declared effective. Investor hereby agrees to exercise the registration rights granted hereby, and to sell the Common Shares pursuant to the registration, only in a manner consistent with the representations and warranties made by Investor to the Company hereunder. Investor understands that the SEC may in its discretion comment on certain aspects of the Registration Statement and the transaction and that such comments may cause delay in the Registration Statement becoming effective. Except as otherwise set forth herein, the Company shall have no liability to Investor on account of any such delay initiated by the SEC.

     (d) Investment Information. The investor has received and reviewed pertinent information regarding the Company, including the most recent SEC Forms 10-K and 10-Q prior to the execution of this Agreement and is capable of understanding and evaluating the information contained therein. Specifically, the Investor is fully aware of the risks relating to the business of the Company and purchase of the Common Shares. The Investor will rely solely upon its independent investigation and analysis in making the decision to purchase the Common Shares. In particular, and without limiting the generality of the foregoing, the Investor has not relied on, and the Investor's decision to subscribe for Common Shares has not been influenced by: (i) newspaper, magazine or other media articles or reports related to the Company or its business; (ii) promotional literature or other materials used by the Company for sales or marketing purposes, or (iii) any other written or oral statement of the Company or persons purporting to represent the Company. The Investor has had the opportunity to discuss all aspects of this transaction with management of the Company, has made or has had the opportunity to make such inspection of the books and records of the Company as the Investor has deemed necessary in connection with this investment, and any questions asked have been answered to the satisfaction of the Investor.

     (e)  Confidentiality.    The Investor understands that the Offering
     is confidential. The Investor has not distributed information on the Offering to anyone other than such legal or financial advisors as the Investor has deemed necessary for purposes of evaluating an investment in the Common Shares.

     (f) Authorization and Formation of Investor. The Investor, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Common Shares and such entity has not been formed for the specific purposes of acquiring Common Shares in the Offering. If the Investor is one of the aforementioned entities, it hereby agrees that upon request of the Company it will supply the Company with any additional written information that may be requested by the Company.

     (g)  Accredited Investor Status.   The Investor is an "accredited
     investor" as such term is defined in Rule 501(a) of Regulation D under the Act and within the meaning of similar regulations under state securities laws for the reasons indicated in the "Investor Acknowledgments" accompanying this Agreement. If the Investor is an individual, he or she is of majority age and his or her marital status is as indicated in the "Investor Acknowledgments." If the Investor is an entity, the person executing this Securities Purchase Agreement on behalf of the Investor is of majority age.

7.   Reliance on Representations and Warranties.   The Investor
     understands that the Company will rely on the representations and warranties of the Investor herein in determining whether a sale of the Common Shares to the Investor is in compliance with federal and applicable state securities laws.

8.   Updating Information.    All of the information set forth herein
     with respect to the Investor, including, without limitation, all of the representations and warranties set forth in Paragraph 6 of this agreement, is correct and complete as of the date hereof and, if there should be any material change in such information prior to the acceptance of this subscription by the Company, the Investor will immediately furnish the revised or corrected information to the Company.

9. Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, if to the Company at the address set forth on the first page of this Subscription Agreement, and to Investor, at the address set forth in Paragraph 12 of this Subscription Agreement, or, to such other address as either the Company or the Investor shall designate to the other by notice in writing in accordance with this Paragraph 9.

10. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of Texas.

11. Representations and Warranties of the Company. The Company represents and warrants to Investor as follows:

     (a) The Company has legal capacity, power and authority to enter into and perform this Agreement and to consummate the transaction contemplated hereby.

     (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (c) The execution and delivery of this agreement and the performance of the obligations imposed hereunder will not result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Company or Company's properties, will not conflict with, constitute a default under, or result in the breach of, any contract agreement or other instrument to which the Company is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this agreement.

     (d) There is no litigation or proceeding or, to the best of the Company's knowledge, threatened, against the Company which would affect the validity or performance of this agreement.

     (e) Upon consummation of the transaction contemplated hereby, the Investor will own the Common Shares free and clear of all liens, claims, charges and other encumbrances and the delivery of the Common Shares to Investor pursuant to this agreement will transfer legal and valid title thereto, free and clear of all liens, claims, charges and other encumbrances.

     (f)  The Company will pay all transfer fees and expenses.

     (g) The Common Shares when issued and delivered will be duly and validly authorized and issued fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of the Company.

     (h) The Company hereby agrees to indemnity and hold harmless the Investor from and against any liability, damage, cost or expense incurred as a result of breach by the Company of any representation, warranty or covenant of the Company hereunder.

12.  Signatures.    The Investor declares under penalty of perjury that
     the statements, representations and warranties contained herein and in the following Investor Acknowledgments are true, correct and complete and that this Securities Purchase Agreement was executed as of October 15, 1999.

INVESTOR:
     ___________________  ($__________ for ________ shares @$1.50)
     Tax  ID: _____________

     ______________________________

AGREED AND ACCEPTED:

UNIVIEW TECHNOLOGIES CORPORATION

By:______________________________
     Patrick A. Custer
     President and CEO

                              APPENDIX "A"

                        INVESTOR ACKNOWLEDGMENTS

     In order to induce uniView Technologies Corporation (the "Company") to accept the foregoing Securities Purchase Agreement between the parties dated as of an even date herewith, the Investor expressly acknowledges the following by placing his or her initials (or, if the Investor is a person other than an individual, the initials of an individual duly empowered to act for the Investor) in each of the spaces provided below:

     THE INVESTOR HAS RECEIVED, HAS CAREFULLY REVIEWED INFORMATION ON THE COMPANY AND HAS MADE AN INDEPENDENT INVESTIGATION AND ANALYSIS OF THE INVESTMENT.

     THE INVESTOR HAS CAREFULLY READ THE FOREGOING SECURITIES
SUBSCRIPTION AGREEMENT AND IN PARTICULAR, HAS CAREFULLY READ AND
UNDERSTANDS THE INVESTOR'S REPRESENTATIONS AND WARRANTIES MADE THEREIN AND CONFIRMS THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE TRUE AND CORRECT.

     THE INVESTOR QUALIFIES UNDER THE FOLLOWING CATEGORY OR CATEGORIES OF DEFINITIONS OF "ACCREDITED INVESTOR" (INDICATE EACH APPLICABLE CATEGORY):

     (1) The Investor is a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

          (______)  Yes       (______)  No

     (2) The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of realizing the same income level in the current year.

          (______)  Yes       (______)  No

     (3)  The Investor is a broker or dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

          (______)  Yes       (______)  No

     (4) The Investor is an insurance company, a registered securities broker or dealer, a licensed Small Business Investment Company, a registered investment company, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a private business development company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940.

          (______)  Yes       (______)  No

     (5) The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (6) The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a person who has such knowledge and experience that he or she is capable of evaluating the merits and risks of the proposed investment.

          (______)  Yes       (______)  No

     (7) The Investor is a bank, savings and loan association or similar institution acting in its individual or fiduciary capacity, or an employee benefit plan with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (8) The Investor is a Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (9) The Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), the investment decisions for which are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or is an employee benefit plan that has total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (10) The Investor is an entity in which all of the equity owners are accredited investors or individuals who are accredited investors (as defined above).

          (______)  Yes       (______)  No

     IN WITNESS WHEREOF, the Investor has executed and delivered this Investor Acknowledgment as of October 15, 1999.

Official Signatory of Investor:

_______________________________
     (Signature)

Name Printed: _______________________

Title:  ______________________________